                                                                    EXHIBIT 99.4

                          CASCADE COMMUNICATIONS CORP.
                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON MAY 28, 1997
                      SOLICITED BY THE BOARD OF DIRECTORS

 The undersigned hereby appoints Daniel E. Smith and Paul E. Blondin, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Cascade Communications Corp. a Delaware corporation ("Cascade"), which the undersigned is entitled to vote at the Special Meeting of Stockholders of Cascade (the "Cascade Special Meeting") to be held on Wednesday, May 28, 1997, at 3:00 p.m., local time, at The Omni Parker House, 60 School Street, Boston, Massachusetts, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus dated April 28, 1997, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other matters as may properly come before the Cascade Special Meeting, including any motion to adjourn the Cascade Special Meeting to a later date to permit further solicitation of proxies, or any postponements and adjournments thereof.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO
     SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED "FOR" PROPOSAL 1.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                SEE REVERSE SIDE

 [X] PLEASE MARK VOTES AS IN THIS EXAMPLE

 WHETHER OR NOT YOU PLAN TO ATTEND THE CASCADE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE CASCADE SPECIAL MEETING.

    A vote FOR the following proposal is recommended by the Cascade Board of
                                   Directors:

 1. To approve and adopt the                MARK HERE FOR ADDRESS CHANGE
    Agreement and Plan of                          AND NOTE BELOW
    Reorganization, dated as of
    March 30, 1997, by and among
    Ascend Communications, Inc., a
    Delaware corporation ("Ascend"),
    Catskill Merger Corporation, a
    Delaware corporation and a
    wholly-owned subsidiary of
    Ascend ("Sub"), and Cascade,
    pursuant to which, among other
    things, (a) Sub will be merged
    with and into Cascade, with
    Cascade continuing as the
    surviving corporation and
    becoming a wholly-owned
    subsidiary of Ascend (the
    "Merger"), and (b) each
    outstanding share of common
    stock, par value $.001 per
    share, of Cascade will be
    converted into the right to
    receive 0.70 of a share of
    common stock, par value $.001
    per share, of Ascend.

                                        ------------------------------------

                                        ------------------------------------
                                        [_ MARK]HERE IF YOU PLAN TO ATTEND THE
                                          MEETING

                                        If signing as attorney, executor,
                                        trustee or guardian, please give
                                        your full title as such. If stock
                                        is held jointly, each owner should
                                        sign.

                                        ------------------------------------
                                        Signature                       Date

                                        ------------------------------------
                                        Signature                       Date

   [_] FOR    [_] AGAINST
   [_] ABSTAIN
 2. To transact such other matters
    as may properly come before the
    Cascade Special Meeting,
    including any motion to adjourn
    the Cascade Special Meeting to a
    later date to permit further
    solicitation of proxies, or any
    postponements and adjournments
    thereof.